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                                                                        EX-99.5
                                                                   News Release


      VOICE MOBILITY ANNOUNCES EFFECTIVENESS OF ITS REGISTRATION STATEMENT


      COMPLETES FIRST STEP TOWARDS RELEASING CDN$10.85 MILLION FROM ESCROW

VANCOUVER, BC, CANADA - JUNE 8, 2001- Voice Mobility International, Inc. (OTCBB:
VMII and FWD: VMY), the developer of the UNIFIED COMMUNICATIONS(TM) software suite, today announced that its registration statement was declared effective by the Securities and Exchange Commission.
         "By having our registration statement declared effective, we have completed the first step towards releasing the Cdn.$10.85 million from escrow from this financing," said Voice Mobility's CEO Jay Hutton. "Work on the final two steps, clearing a prospectus in Canada and securing a listing on the Toronto Stock Exchange, is in process of being completed."

         As previously reported, in April 2001, Voice Mobility closed the sale of an aggregate of 6.5 million Special Warrants for a gross proceeds of Cdn.$13 million. In that transaction, the Company agreed to file and cause to be declared effective the registration statement that relates to the resale by certain selling security holders of up to 6,500,000 shares of common stock and 3,250,000 warrants to acquire common stock, and the offer and sale by the Company of up to 3,250,000 shares of common stock reserved for issuance upon exercise of such warrants.

         This press release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of the Company's capital stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. Copies of the Company's Registration Statement may be inspected and copied at the public reference section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and can also be obtained by mail at prescribed rates from the public reference section of the Commission at the same address.

         Voice Mobility's UNIFIED COMMUNICATIONS software suite puts control of personal communications firmly in the hands of users by bringing together office, home, cell phone, fax, pager and other numbers into a single phone number, and by combining multiple voice-mail boxes into one mailbox where people can retrieve both their voice messages and their faxes.


ABOUT VOICE MOBILITY

         Voice Mobility International, Inc. is the developer of the UNIFIED COMMUNICATIONS software suite. The suite features a "FIND-ME FOLLOW-ME" application that makes it possible for all voice, pager and fax calls to reach a user through a single number. The suite also simplifies voice, fax and email messages by collecting them in a single mailbox. The system converts these voice and fax messages to sound or image files that can be retrieved using any email program or web service. This means that they can be listened to, viewed, stored, redirected and managed using a personal computer, wireless device or telephone. Voice Mobility markets its software suite to telephone companies, competitive local exchange carriers, application service providers Internet service providers and wireless service providers. Further information about Voice Mobility can be found at WWW.VOICEMOBILITY.COM.

FOR MORE INFORMATION CONTACT:

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
VOICE MOBILITY INTERNATIONAL INC.  UNITED KINGDOM:         MEDIA:
Joshua Orzech                      Maxine Barnes           Kim Hardy
Manager, Communications            Iken Communications     National Public Relations
888.370.8751                       011.44.207.251.1385     604.684.6655
investors@voicemobility.com        maxinebarnes@msn.com    khardy@national.ca

FORWARD-LOOKING (SAFE HARBOR) STATEMENT

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES INCLUDING, BUT NOT LIMITED TO, FUTURE SALES, PRODUCT DEMAND, GROWTH OF THE UNIFIED MESSAGING INDUSTRY, COMPETITION, EXCHANGE RATE FLUCTUATIONS, THE EFFECT OF ECONOMIC CONDITIONS AND TECHNOLOGICAL DIFFICULTIES AND OTHER RISKS DETAILED IN VOICE MOBILITY'S FILINGS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.